As filed with the Securities and Exchange Commission on February 10, 1997
                                                      Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          ______________________

                          Global DirectMail Corp
            (Exact Name of issuer as specified in its charter)

          Delaware                                            11-3262067
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification No.)
                           22 Harbor Park Drive
                     Port Washington, New York  11050
                              (516) 625-1555
                 (Address of principal executive offices)
                          ______________________

                          Global DirectMail Corp
                    1995 Long-Term Stock Incentive Plan
                         (Full title of the Plan)
                          ______________________

                            Curt S. Rush, Esq.
                       Secretary and General Counsel
                          Global DirectMail Corp
                           22 Harbor Park Drive
                      Port Washington, New York 11050

                  (Name and address of agent for service)
            Telephone number, including area code, of agent for
                         service:  (516) 625-1555


                      CALCULATION OF REGISTRATION FEE

                                                          Proposed       Proposed
                                                           Maximum        Maximum
                                                          Offering       Aggregate       Amount of
      Title of Securities             Amount to be        Price Per      Offering       Registration
       to be Registered               Registered*          Share**        Price**           Fee
Common Stock (par value             2,000,000 shares       31.4375      62,875,000       $21,681.03
   $.01 per share).............

* Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions
** Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the Composite Tape on February 7, 1997.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


               Global DirectMail Corp (the "Company") hereby incorporates herein by reference the following documents:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

               (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995;

               (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 1, 1995, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

               (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company has adopted an amendment to its Certificate of Incorporation, which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

               Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article Ninth of the Restated Certificate of Incorporation of the Company provides for indemnification of its directors and officers to the fullest extent permitted by Delaware law.

               In addition, the Company maintains a directors' and officers' liability insurance policy.


                                   EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
  No.

   4(a)        Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on
               Form S-1 (No. 33-92052) filed with the Securities and
               Exchange Commission on May 9, 1995 (the "Form S-1")
   4(b)        By-Laws of the Company (incorporated by reference to Exhibit
               3.2 to the
               Form S-1)
   4(c)        1995 Long-Term Stock Incentive Plan of the Company
   5           Opinion of Davis Polk & Wardwell
   23(a)       Consent of Deloitte & Touche
   23(b)       Consent of Davis Polk & Wardwell (included in Exhibit 5)
   24          Powers of Attorney



                                 UNDERTAKINGS

         (a)   The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of February, 1997.

                                    GLOBAL DIRECTMAIL CORP


                                    By /s/ Richard Leeds
                                       --------------------
                                           Richard Leeds
                                            Chairman of the Board and
                                            Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Title                          Date
---------                  -----                          ----

/s/ Richard Leeds          Chairman and Chief Executive   February 7, 1997
_________________          Officer
(Richard Leeds)            (Principal Executive Officer)


Bruce Leeds*               Vice Chairman and President    February 7, 1997
_________________          of International Operations
(Bruce Leeds)


Robert Leeds*              Vice Chairman and President    February 7, 1997
_________________          of Domestic Operations
(Robert Leeds)



Robert Dooley*             Director and Senior Vice       February 7, 1997
_________________          President - Worldwide
(Robert Dooley)            Computer Sales and
                           Marketing


Leslie Biggs*              Commercial and Financial       February 7, 1997
_________________          Director of European
(Leslie Biggs)             Operations


Kenneth J. Hall*           Chief Financial Officer        February 7, 1997
_________________          (Principal Financial Officer)


Howard Kohos*              Corporate Controller           February 7, 1997
________________           Principal Accounting Officer)
(Howard Kohos)


Curt S. Rush*              Secretary and General          February 7, 1997
________________           Counsel
(Curt S. Rush)


Robert D. Rosenthal*       Director                       February 7, 1997
________________
(Robert D. Rosenthal)

Stacy S. Dick*             Director                       February 7, 1997
________________
(Stacy S. Dick)



* By /s/ Richard Leeds
     ---------------------
     Richard Leeds,
     Attorney-in-Fact

                               INDEX TO EXHIBITS

         The following is a complete list of exhibits filed as part of this Registration Statement:


                                                               Sequentially
Exhibit                                                          Numbered
Number                    Exhibit                                  Page
-------                   -------                              ------------
   4(a)              Certificate of Incorporation of the
                     Company (incorporated by reference
                     to Exhibit 3.1 to the Registration
                     Statement on Form S-1 (No. 33-92052)
                     filed with the Securities and Exchange
                     Commission on May 9, 1995 (the "Form S-1")

   4(b)              By-Laws of the Company (incorporated by
                     reference to Exhibit 3.2 to the Form S-1)

   4(c)              1995 Long-Term Stock Incentive Plan of the
                     Company

   5                 Opinion of Davis Polk & Wardwell

   23(a)             Consent of Deloitte & Touche

   23(b)             Consent of Davis Polk & Wardwell
                     (included in Exhibit 5)

   24                Powers of Attorney